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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Universal American Financial Corp. 401 (k) Savings Plan of our report dated June 3, 2005 with respect to the financial statements and supplemental schedule of the Universal American Financial Corp. 401 (k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.


                                                           /s/ Ernst & Young LLP

New York, New York
June 29, 2005


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